Exhibit 99.1

Peraso Receives Additional EOL Purchase

Order Totaling $2.88 Million

San Jose, CA – April 4, 2024 – Peraso Inc. (NASDAQ:PRSO) (“Peraso” or the “Company”), a leader in mmWave technology for 60GHz license-free and 5G licensed networks, today announced the Company received an additional purchase order totaling $2.88 million. This non-cancelable order represents incremental last-time buys associated with the previously announced end-of-life (“EOL”) program for the Company’s memory integrated circuit products (“memory IC products”). To date, the Company has booked EOL purchase orders totaling approximately $16.9 million, of which the majority remains in backlog. Peraso has commenced fulfillment of these collective orders and expects shipments to extend into 2025.

“We are pleased to receive this additional purchase order and expect to realize continued revenue and cash flow from our EOL program throughout 2024 and into 2025,” said Mark Lunsford, CRO of Peraso. “In addition to highlighting the faith in Peraso’s legacy products and solutions, this order will provide additional meaningful cash flow, as we continue to bring our market-leading mmWave solutions to new markets.

About Peraso Inc.

Peraso Inc. (NASDAQ:PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software, and IP. Peraso supports a variety of applications, including fixed wireless access, immersive video, and factory automation. In addition, Peraso’s solutions for data and telecom networks focus on Accelerating Data Intelligence and Multi-Access Edge Computing, providing end-to-end solutions from the edge to the centralized core and into the cloud. For additional information, please visit www.perasoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward-looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address customer relationships, as well as availability, operating performance, cost benefits, and advantages of the products of Peraso, market acceptance of our products, and anticipated acceptance and use of mmWave technology, that are not otherwise historical facts, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to: receipt and fulfillment of customer orders associated with our memory EOL program, our ability to fund inventory in support of the EOL orders, anticipated use of mmWave by our customers and intended users of our products; the availability and performance of Peraso’s products and solutions; the successful integration of Peraso’s products and technology with customer and third-party semiconductor; antenna and system solutions, reliance on manufacturing partners to assist successfully with the fabrication of our ICs and antenna modules; availability of quantities of ICs supplied by our manufacturing partners at a competitive cost; level of intellectual property protection provided by our patents, vigor and growth of markets served by our customers and our operations; and other risks included in our Securities and Exchange Commission filings. Peraso undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Peraso and the Peraso logo are registered trademarks of Peraso Inc. in the U.S. and/or other countries.

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Media Contact

Tyler Weiland

Shelton Group

+1-972-571-7834

tweiland@sheltongroup.com

Peraso Contact

Mark Lunsford

CRO

mlunsford@perasoinc.com